UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported) June 20, 2006 (June 15, 2006)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)		10019 (Zip Code)

Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2006, the Compensation Committee of our Board of Directors approved a long-term equity incentive grant for Richard A. Smith, one of our five most highly compensated executive officers, with a value of $5 million. Upon the completion of the distribution by Cendant to its stockholders of all of its shares of common stock of Realogy Corporation, our wholly owned subsidiary that holds the assets and liabilities associated with our Real Estate Services businesses, the grant will convert into two equity incentive awards relating to Realogy’s common stock.

As described in Realogy’s Registration Statement on Form 10, one of these awards will be in the form of stock-settled stock appreciation rights with a per share exercise price equal to the value of a share of Realogy’s common stock as of the date of grant (the closing price on the first day of trading following the date of Realogy’s distribution), will have a value on the date of grant of $3 million, and will vest (or not vest) on such date or dates and subject to Realogy’s attainment of pre-established performance goals relating to Realogy’s financial success, in each case as determined by Realogy’s Board of Directors or Compensation Committee prior to the distribution date, and further subject to Mr. Smith’s continued employment with Realogy through such vesting date(s). The other of these awards will be in the form of restricted stock units, will have a value on the grant date of $2 million and will vest in equal installments on each of the first four anniversaries of May 2, 2006, subject to Mr. Smith’s continued employment with Realogy through each such vesting date. The number of shares of Realogy common stock covered by Mr. Smith’s grant will equal the aggregate value of each such grant divided by (i) in the case of restricted stock units, the fair market value of Realogy common stock and (ii) in the case of stock appreciation rights, the Black-Scholes value of a right, in each case as of the date of grant of such award (the closing price on the first day of trading following the date of Realogy’s distribution). The award will be granted under Realogy’s 2006 Equity and Incentive Plan.

If, however, Realogy’s distribution does not occur, the grant will become an award relating to Cendant common stock on December 31, 2006, and the terms of the grant will be determined by the Compensation Committee of our Board of Directors.

On June 15, 2006, the Compensation Committee of our Board of Directors also approved an employment agreement between Realogy and Mr. Smith, which will become effective as of the date of Realogy’s distribution.

As described in Realogy’s Registration Statement on Form 10, the employment agreement will have a term ending on the third anniversary of the distribution; provided, that such term will automatically extend for one additional year unless Realogy or Mr. Smith provides notice to the other party of non-renewal at least six months prior to such third anniversary. Pursuant to Realogy’s by-laws, its Board of Directors may terminate Mr. Smith’s employment at any time. Upon expiration of the employment agreement, Mr. Smith will be an employee at will unless the agreement is renewed or a new agreement is executed. In addition to providing for a minimum base salary of $1 million and employee benefit plans generally available to Realogy’s executive officers, Mr. Smith’s agreement will provide for an annual incentive award with a target amount equal to 200% of his base salary, subject to attainment of performance goals, and grants of long-term incentive awards, upon such terms and conditions as determined by Realogy’s Board of Directors or Compensation Committee. Mr. Smith’s agreement will provide that if his employment with Realogy is terminated by Realogy without “cause” or due to a “constructive discharge” (each term as defined in Mr. Smith’s agreement), he will be entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus his then-current target annual bonus. In addition, in this event, all of Mr. Smith’s then-outstanding Realogy equity awards will become fully vested (and any Realogy stock options and stock appreciation rights granted on or after the distribution date will remain exercisable until the earlier of three years following his termination of employment and the original expiration date of such awards). Options granted prior to the distribution will remain exercisable in accordance with Mr. Smith’s prior agreement with Cendant. Mr. Smith’s employment agreement will also provide him and his dependents with medical benefits through his age 75. The employment agreement will provide Mr. Smith with the right to claim a constructive discharge if, among other things, (i) a person other than Mr. Silverman becomes Realogy’s Chief Executive Officer, (ii) prior to December 31, 2007, Mr. Smith does not report to the Chief Executive Officer, (iii) following December 31, 2007, Mr. Smith is not the Chief Executive Officer or does not report directly to Realogy’s Board of Directors, (iv) Realogy fails to nominate Mr. Smith to be a member of Realogy’s Board of Directors, or (v)  Realogy notifies Mr. Smith that Realogy will not extend the term of the employment agreement for an additional fourth year. Mr. Smith’s agreement will provide for post-termination non-competition and non-solicitation covenants which will last for two years following Mr. Smith’s employment with Realogy.

Mr. Smith’s employment agreement and the plan used in connection with Mr. Smith’s grant are set forth below as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 20, 2006, we announced the commencement of meetings with institutional investors in connection with the planned spin-off of Wyndham Worldwide Corporation.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The slides to be presented during the investor meetings may be accessed on Cendant’s website at www.cendant.com .

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement Between Realogy Corporation and Richard A. Smith.
10.2	2006 Equity and Incentive Plan of Realogy Corporation (incorporated by reference to Exhibit 10.5 to Realogy Corporation’s Registration Statement on Form 10 (File No. 001-32852)).
99.1	Press Release dated June 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: June 20, 2006

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated June 20, 2006 (June 15, 2006)

EXHIBIT INDEX

10.1	Employment Agreement Between Realogy Corporation and Richard A. Smith.
10.2	2006 Equity and Incentive Plan (incorporated by reference to Exhibit 10.5 to Realogy Corporation’s Registration Statement on Form 10 (File No. 001-32852))
99.1	Press Release dated June 20, 2006.